                                                                  EXHIBIT 99.1

                          TRIKON TECHNOLOGIES, INC.

                           1991 STOCK OPTION PLAN

                (Amended and Restated as of January 26, 1999)

          SECTION 1. Description of Plan. This is the 1991 Stock Option Plan (the "Plan") of Trikon Technologies, Inc., a California corporation (the "Company"). Under the Plan, employees, directors, consultants and advisors of the Company or any of its Subsidiaries, to be selected as set forth below, may be granted options ("Options") to purchase shares of the Common Stock of the Company ("Common Stock"). For purposes of the Plan, the term "Subsidiary" means any corporation 50% or more of the voting stock of which is owned by the Company or by a Subsidiary of the Company. It is intended that the Options under the Plan will either qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and be designated Incentive Stock Options, or not qualify for such treatment and be designated Non-Statutory Stock Options.

          SECTION 2. Purpose of this Plan. The purpose of the Plan and of granting options to employees, directors, consultants and advisors is to further the growth, development and financial success of the Company and its subsidiaries by providing additional incentives to such persons by assisting them in acquiring shares of Common Stock and to benefit directly from the Company's growth, development and financial success.

          SECTION 3. Eligibility. The persons who shall be eligible to receive grants of Options under the Plan shall be the employees, directors, consultants and advisors of the Company or any of its Subsidiaries. A person who holds an Option is herein referred to as a "Participant." More than one Option may be granted to any one Participant. Notwithstanding the foregoing, no Option may be granted to any person who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary unless the Option Price (as hereinafter defined) is at least 110% of the fair market value of the Common Stock on the date of grant. In addition, any Incentive Stock Option granted to any person who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary shall have a termination date not later than five years after the date such Option is granted. For this purpose, a person's stock ownership is determined using the constructive ownership rules contained in Code
Section 424(d).

          Only employees of the Company or a Subsidiary may be granted Incentive Stock Options under the Plan. The exercise of an Incentive Stock Option will not qualify for favorable income tax treatment unless the Participant remains an employee of the Company or a Subsidiary at all times during the period beginning on the date of the grant of the Incentive Stock Option and ending on the date three months before the date of the exercise of the Incentive Stock Option. For this purpose, a Participant who is on a leave of absence that exceeds ninety days will be considered to have terminated his employment on the ninety-first day of the leave of absence, unless the Participant's rights to reemployment are guaranteed by statute or contract. However, a Participant will not be considered to have incurred a termination of employment because of a transfer of employment between the Company and a Subsidiary (or vice versa).

          The aggregate fair market value (determined as of the time an Option is granted) of the Common Stock for which any Participant may be granted Incentive Stock Options first exercisable in any calendar year under the Plan and any other incentive stock option plans (which qualify under Section 422 of the Code) of the Company or any Subsidiary shall not exceed $100,000.

          SECTION 4. Administration. This Plan shall be administered by the Board of Directors of the Company or a committee thereof (in either case, the "Board"). Should the Board delegate its authority to administer the Plan to a committee of the Board, then such committee shall be comprised of individuals who satisfy the requirements under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and under Code Section 162(m) for purposes of Option grants made to officers and directors of the Company who are subject to the short-swing liability provisions of Section 16 of the 1934 Act, as amended.

          The Board is authorized and empowered to administer the Plan and, subject to the Plan, (a) to select the Participants, to specify the number of shares of Common Stock with respect to which Options are granted to each such Participant, to specify the Option Price (as hereinafter defined) and the terms of Options, and in general to grant Options; (b) to determine, subject to the limits of Section 3 hereof, whether Options will be Incentive Stock Options or Non-Statutory Stock Options; (c) to determine the dates upon which Options shall be granted and to provide for the terms and conditions of the Options in a manner consistent with this Plan, which terms and conditions need not be identical as to the various Options granted; (d) to interpret the Plan; (e) to prescribe, amend and rescind rules relating to the Plan; and (f) to determine the rights and obligations of Participants under the Plan. The interpretation and construction by the Board of any provision of the Plan or of any Option granted thereunder shall be final. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

          SECTION 5. Shares Subject to the Plan. The number of shares of Common Stock which may be purchased pursuant to the exercise of Options granted under both the Plan and the Company's Share Option Scheme shall be 8,870,000 shares. Such share reserve includes (i) 1,300,000 shares reserved for issuance prior to the acquisition of Electrotech Limited and Electrotech Equipment Limited (collectively "Electrotech"), (ii) an additional 1,100,000 shares approved by the Board and shareholders in connection with the acquisition of Electrotech and
(iii) an additional increase of 6,470,000 shares approved by the Board as of June 19, 1998, and approved by the shareholders at the 1998 Annual Meeting held on July 28, 1998. Such number shall in any event be adjusted to reflect all stock splits, stock dividends or similar capital changes. Upon the expiration or termination for any reason of an outstanding Option which shall not have

                                       2.

been exercised in full, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise shall again become available for the granting of additional Options under the Plan.

          The maximum number of shares for which options may be granted to any Participant shall be limited to 500,000 shares per calendar year, except such limit shall be 2,000,000 shares for the calendar year in which an individual first commences service with the Company. For this purpose, an Option granted to a Participant shall be continued to be outstanding despite its cancellation, and the repricing of an Option shall be treated as the grant of a new option.

          SECTION 6. Option Price. The purchase price per share (the "Option Price") of the shares of Common Stock underlying each Option shall be determined in each case by the Board with respect to each specific Option but shall not be less than the Fair Market Value (as defined below) of such shares on the date of grant. In the event that the Company acquires another entity, the Board may authorize the issuance of Options ("Substitute Options") to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a) in the case of a Substitute Option that is intended to be an Incentive Stock Option.

          Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

               (a) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date immediately prior to the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date immediately prior to the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (b) If the Common Stock is at the time listed on either the American Stock Exchange or the New York Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date immediately prior to the date in question on the stock exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date immediately prior to the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                                       3.

               (c) In the event the Common Stock is not traded on the Nasdaq National Market or listed on the American Stock Exchange or the New York Stock Exchange, the Fair Market Value shall be determined by the Board, after taking into account such factors as it deems appropriate.

          SECTION 7. Exercise of Options. Subject to all other provisions of the Plan, each Option shall be exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in five equal cumulative annual installments commencing one year after the date of grant (provided the Participant is employed by the Company at the time of vesting), or in such other installments and at such other intervals as the Board may in any specific case or cases otherwise specifically determine in granting such Option. The Board may not impose a vesting schedule upon the Option or shares of Common Stock subject to such Option which is more restrictive than twenty percent (20%) per year vesting, with the initial vesting to occur not later than one (1) year after the date of grant of the Option. However, such limitation shall not be applicable to any Option granted to individuals who are officers of the Company, directors or independent consultants. Each Option shall terminate and expire, and shall no longer be subject to exercise, ten years after the date of grant thereof, or at such earlier date as the Board may otherwise specifically determine in granting such Option. The Option shall be exercised by the Participant by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration (including promissory notes or shares of Common Stock then held by the Participant) as the Board may approve from time to time.

          SECTION 8. Option. Each Option granted under the Plan shall be evidenced by a written stock option executed by the Company and delivered to the Participant, which shall be substantially in the form attached as Exhibit A hereto, or shall be in such other form as specified by the Board. Such stock option shall indicate whether such Option is to be an Incentive Stock Option or a Non-Statutory Stock Option and, if an Incentive Stock Option, shall contain terms and conditions permitting such Option to qualify for treatment as an incentive stock option under Section 422 of the Code.

          SECTION 9. Issuance of Common Stock. The Company's obligation to issue shares of Common Stock upon the exercise of an Option is expressly conditioned upon the making of such investment representations and related undertakings by the Participant (or his legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any securities law registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or his legal representative, heir or legatee):
(a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing thereof, and (b) agrees to have placed upon the face and reverse of any certificates evidencing such shares a legend setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference

                                       4.
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thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies.

          SECTION 10. Limited Transferability of Options. During the lifetime of a Participant, Options shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Participant's death in accordance with Section 13(b) hereof.

          SECTION 11. Recapitalization, Reorganization, Merger or Consolidation. If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for different securities through reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or like capital adjustment, a proportionate adjustment shall be made (a) in the aggregate number of shares of Common Stock which may be issued pursuant to the exercise of Options under the Plan and the maximum number of shares for which options may be granted per Participant, as provided in
Section 5, and (b) in the number, price and kind of shares subject to any outstanding Option granted under the Plan.

          Upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation in which the Company does not survive, the Plan and each outstanding Option shall terminate; provided that in such event: (a) each Participant to whom no Option has been tendered by the surviving corporation in accordance with all of the terms of clause (b) immediately below shall have the right until five days before the effective date of such dissolution or liquidation, or such merger or consolidation in which the Company is not the surviving corporation, to exercise in whole or in part any unexpired Option or Options issued to him, without regard to the installment provisions of Section 7 of the Plan or any option agreement; or (b) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated, tender to any Participant holding an Option, an option or options to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required to preserve substantially all of the rights and benefits of any Option then outstanding under the Plan. Each Participant shall be given written notice by the Company of any such proposed or contemplated dissolution, liquidation, reorganization, merger or consolidation at least thirty-five (35) days prior to the effective date thereof, which notice shall advise such Participant of the proposed dissolution, liquidation, reorganization, merger or consolidation and the rights of the Participant pursuant to this paragraph.

          To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Section 11, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Common Stock

                                       5.
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subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, reorganization, merger or consolidation, or any issue by the Company of shares of stock of any class, or rights to purchase or subscribe for stock of any class, or securities convertible into shares of stock of any class.

          The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

          SECTION 12. Rights as a Shareholder. A Participant holding an Option, or a transferee of an Option, shall have no rights as a shareholder with respect to any shares covered by his Option until the date of the issuance of a stock certificate to him for such shares, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in
Section 11.

          SECTION 13. Termination of Options. Each Option granted under the Plan shall set forth a termination date thereof, which date shall be not later than ten years from the date such Option is granted. Except as otherwise determined by the Board and set forth in the documents evidencing an Option, all Options shall terminate and expire upon the first to occur of the following events:

               (a) the expiration of 30 days from the date of such Participant's termination of employment (other than by reason of death), except that if the Participant is disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) at the time of his termination of employment, the expiration of one year from the date of the Participant's termination of employment;

               (b) the expiration of 180 days from the date of the death of such Participant if his death occurs while he is employed by the Company or any of its subsidiaries; or

               (c) the termination of the Option pursuant to Section 11 of the Plan.

          The termination of employment of a Participant by death or otherwise shall not accelerate or otherwise affect the number of shares with respect to which an Option may be exercised, and the Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Participant on the date of such termination.

                                       6.

          For purposes of the above, in the case of Options granted to Participants who are directors of the Company or consultants or advisors to the Company, "employment" shall mean service as such director, consultant or advisor to the Company.

          SECTION 14. Withholding of Taxes. The Company shall deduct and withhold from the wages, salary, bonus and other income paid by the Company to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option or the sale of Common Stock issued to the Participant upon exercise of the Option, all as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company by the Participant of the required withholding tax, as the Board may determine.

          SECTION 15. Termination of Plan. The Plan shall terminate upon the earliest to occur of (i) December 31, 2003, (ii) the date on which all shares
--------
available for issuance under the Plan shall have been issued or (iii) the termination of all outstanding options in accordance with Section 11. However, the Board may in its absolute discretion terminate the Plan at any time. Should the Plan terminate on December 31, 2003, or by the Board in its absolute discretion, then all Option grants outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants.

          SECTION 16. Amendment of Plan. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Options at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws or regulations.

          As of June 19, 1998, the Plan was amended to effect the following changes (the "1998 Restatement") (i) increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 6,470,000 shares, (ii) eliminate the restriction under the Company's Share Option Scheme, a separate subplan incorporated within the Plan, which limited the maximum number of shares for which options may be granted to residents of the United Kingdom to 800,000 shares, as last approved by the United Kingdom taxation authority, (iii) extend the termination date of the Plan from December 10, 2000 to December 31, 2003, (iv) increase the maximum number of shares any participant may receive under the Plan from 500,000 shares over the term of the Plan to 500,000 shares per calendar year, except such limit will be increased to 2,000,000 shares in the calendar year in which a participant first commences service with the Company, and (v) effect a series of technical changes to the provisions of the Plan (including the shareholder approval requirements and the transferability of non-statutory stock options) in order to take advantage of recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the Plan

                                       7.

from the short-swing liability provisions of the Federal securities laws. The 1998 Restatement became effective immediately upon adoption by the Board and was approved by the Company's shareholders at the 1998 Annual Meeting held on July 28, 1998. All option grants made prior to the 1998 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options, and nothing in the 1998 Restatement shall be deemed to modify or in any way affect those outstanding options. Subject to the foregoing limitations, the Board may make option grants under the Plan at any time before the date fixed herein for the termination of the Plan.

          SECTION 17. Amendment of Options. The Board may modify an existing Option, including the right to (a) change the exercise price, (b) accelerate the right to exercise it, (c) extend or renew it, or (d) cancel it and issue a new Option. However, no modification may be made to an Option that would impair the rights of the Participant holding the Option without his consent. Whether a modification of an existing Incentive Stock Option will be treated as the issuance of a new Incentive Stock Option will be determined in accordance with the rules of Code Section 424(h). Whether a modification of an existing Option granted to an Insider will be treated as a new grant for purposes of Section 16 of the Securities Exchange Act of 1934 will be determined in accordance with Rule 16b-3.

          SECTION 18. Financial Reports. The Company shall deliver a balance sheet and an income statement at least annually to each individual holding an outstanding Option, unless such individual is a key Employee whose duties in connection with the Company or Subsidiary assure such individual access to equivalent information.

                                       8.
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                                  RULES OF THE
                           TRIKON TECHNOLOGIES, INC.
                           (UNITED KINGDOM COMPANIES)

                              SHARE OPTION SCHEME
                              -------------------

          1.   DEFINITIONS
               -----------

               1.1 In these Rules the following words and expressions shall have the following meanings:

               "Announcement Date" the date on which the annual or half-yearly results of the Company are announced.

               "Appropriate Period" the meaning given in Paragraph 15(2) of
Schedule 9.

               "Approval Date" the date on which the Scheme is approved by the Board of Inland Revenue under Schedule 9.

               "Associated Company" has the same meaning in Section 416 of ICTA 1988.

               "Auditors" the auditors for the time being of the Company (acting as experts and not as arbitrators).

               "Board" the Board of Directors of the Company or, except in Rule 10.4, a duly constituted committee thereof.

               "Company" Trikon Technologies, Inc.

               "Control" has the same meaning as in Section 840 of ICTA 1988.

               "Dealing Day" a day on which the stock exchange is open for the transaction of business.

               "Date of Grant" the date on which an Option is, was, or is to be granted under the Scheme.

               "Eligible Employee" any director of any Participating Company who is required to devote to his duties not less than 25 hours per week (excluding meal breaks) or any employee (other than one who is a director) of any Participating Company, provided that the director or employee is not precluded by paragraph 8 of Schedule 9 from participating in the Scheme.

                                       9.

               "ICTA 1988" The Income and Corporation Taxes Act 1988.

               "Market Value" on any date the closing selling price of a Share on the Dealing Day immediately prior to the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market, or if not then traded on the Nasdaq National Market, as such price is reported by the stock exchange on which the Shares are listed. If there is no closing selling price immediately prior to the date in question, then Market Value shall be the closing selling price on the last preceding date for which such quotation exists. (Provided that if the Dealing Day does not fall within the period specified in Rule 2, on any date the market value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the Scheme with the Inland Revenue Shares Valuation Division on or before that day.)

               "Option" a right to acquire Shares granted (or to be granted) in accordance with the Rules of this Scheme.

               "Option Holder" an individual to whom an Option has been granted or his personal representatives.

               "Participating Company" the Company and any other company of which the Company has Control and which is for the time being nominated by the Board to be a Participating Company.

               "Schedule 9" Schedule 9 ICTA 1988.

               "Scheme" the employee share option scheme constituted and governed by these rules as from time to time amended.

               "Share" a share of Common Stock of the Company which satisfies the conditions specified in paragraphs 10-14 inclusive of Schedule 9.

               "Subscription Price" the price at which each Share subject to an Option may be acquired on the exercise of that Option determined in accordance with Rule 2.

               "Subsisting Option" an option which has neither lapsed nor been exercised.

               1.2 Where the context so admits the singular shall include the plural and vice versa and the masculine shall include the feminine.

               1.3 Any reference in the Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

                                      10.

          2.  INVITATION TO APPLY FOR OPTIONS

              2.1 At any time or times within a period of four weeks after an Announcement Date or the Approval Date, and in any case not earlier than the Approval Date nor later than the tenth anniversary thereof, the Board may in its absolute discretion select any number of individuals who may at the intended Date of Grant be Eligible Employees and invite them to apply for the grant of Options to acquire Shares in the Company.

              2.2  Each invitation shall specify:

                   i) the date (being neither earlier than 7 nor later than 14 days after the issue of the invitation) by which an application must be made,

                   ii) the maximum number of Shares over which that individual may on that occasion apply for an Option, being determined at the absolute discretion of the Board save that it shall not be so large that the grant of the Option over that number of Shares would cause the limit specified in Rule 5.1 to be exceeded, and

                   iii) the Subscription Price at which Shares may be acquired on the exercise of any Option granted in response to the application.

              2.3 Each invitation shall be accompanied by an application in such form, not inconsistent with these Rules, as the Board may determine.

              2.4  i)   The Subscription Price shall not be less than the
                        nominal value of a Share, and

                   ii) Subject to Rule 8, the Subscription Price shall not be less than the Market Value of a Share on the day the invitation to apply for an Option was issued pursuant to Rule 2.1.

          3.  APPLICATIONS FOR OPTIONS

              3.1 Not later than the date specified in the invitation each Eligible Employee to whom an invitation has been issued in accordance with Rule 2 above may apply to the Board, using the application form supplied, for an Option over a number of Shares not exceeding the number specified in the invitation.

                                      11.

               3.2 Each application shall be accompanied by a payment of (Pounds)1 in consideration for the Option to be granted.

          4.   GRANT OF OPTIONS

               4.1 Not later than the twenty-first day following the issue of invitations the Board may grant to each applicant who is still an Eligible Employee an Option over the number of Shares specified in his application.

               4.2 As soon as possible after Options have been granted the Board shall issue an option certificate in respect of each Option in such form, not inconsistent with these Rules, as the Board may determine.

               4.3 No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall cause the Option to lapse forthwith. Each option certificate shall carry a statement to this effect.

          5.   LIMITATIONS ON GRANTS

               5.1 Any option granted to an Eligible Employee shall be limited to take effect so that the aggregate Market Value of Shares subject to that Option, when aggregated with the Market Value of shares subject to Subsisting Options, shall not exceed (Pounds) 30,000.

               5.2  For the purposes of Rule 5.1:

                    i) Options shall include all Options granted under this Scheme and all options granted under any other scheme, not being a savings-related share option scheme, approved under Schedule 9 and established by the Company or any Associated Company thereof.

                    ii) The Market Value of shares shall be calculated as at
                        the time the Options in relation to those shares were granted or such earlier time as may have been agreed in writing with the Board of Inland Revenue.

          6.   EXERCISE OF OPTIONS

               6.1 Subject to Rule 9 below and provided always that at all times the Option has not lapsed it may be exercised in whole or in part in five
(5) equal cumulative annual installments commencing one year after the Date of Grant or in such other installments and/or at such other intervals as may be specified in the invitation to apply for the grant of the Option.

                                      12.

               6.2  An Option shall lapse on the latest of the following events:

                    i) the Option Holder ceasing to be employed by a Participating Company; and, the earliest of:

                    ii) the tenth anniversary of the Date of Grant, or such shorter period as may be specified in the invitation to apply for the grant of the Option,

                    iii) the expiration of 180 days from the Option Holder's death if his death occurs while he is employed by any Participating Company,

                    iv) the expiration of 30 days following the Option Holder ceasing to be a director or employee of any Participating Company, other than by reason of his death, except that if Option Holder is disabled at the time he ceases to be a director or employee, the expiration of one year from the date of termination,

                    v) unless a release has been effected under Rule 7.4, six months after the Option has become exercisable in accordance with Rule 7, and

                    vi)   the Option Holder being adjudicated bankrupt.

               6.3 The termination of Employment of an Option Holder by death or otherwise shall not accelerate or otherwise affect the number of Shares with respect to which an Option may be exercised, and the Option may only be exercised with respect to that number of Shares which could have been purchased under the Option had the Option been exercised by the Option Holder on the date of such termination.

          7.   TAKEOVERS AND LIQUIDATIONS

               7.1 If any person obtains Control of the Company as a result of making:

                    i) a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, or

                    ii) a general offer to acquire all the shares in the Company which are of the same class as the Shares,

                                      13.

then any Subsisting Option may subject to Rule 7.4 below be exercised within six months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

               7.2 If under Section 425 of the Companies Act 1985 or any provisions of United States law having similar effect the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, any Subsisting Option may subject to Rule 7.4 below be exercised within six months of the Court sanctioning the compromise or arrangement.

               7.3 If any person becomes bound or entitled to acquire shares in the Company under Section 428 to 430 of the said Act of 1985 or Articles 421 to 423 of the said Order of 1986 or any provisions of United States law having similar effect any Subsisting Option may subject to Rule 7.4 below be exercised at any time when that person remains so bound or entitled.

               7.4 If as a result of the events specified in Rules 7.1 or 7.2 a company has obtained Control of the Company, or if a company has become bound or entitled as mentioned in Rule 7.3, the Option Holder may, by agreement with that other company (the "Acquiring Company"), within the Appropriate Period, release each Subsisting Option (the "Old Option") for an option (the "New Option") which satisfies the conditions that it:

                    i) is over shares in the Acquiring Company or some other company falling within paragraph (b) or paragraph (c) of Paragraph 10, Schedule 9 which satisfy the conditions specified in Paragraphs 10 to 14 inclusive of Schedule 9.

                    ii) is a right to acquire such number of such shares as has on acquisition of the New Option an aggregate Market Value equal to the aggregate Market Value of the shares subject to the Old Option on its release,

                    iii) has a subscription price per share such that the
                         aggregate price payable on the complete exercise equals the aggregate price which would have been payable on complete exercise of the Old Option, and

                    iv)  is otherwise identical in terms to the Old Option.

          The New Option shall, for all other purposes of this scheme, be treated as having been acquired at the same time as the Old Option.

                                      14.

          Where any New Options are granted pursuant to this clause 7.4, Rules 4.3, 6, 7, 8, 9, 10.1 and 10.3 to 10.6 shall, in relation the New Options, be construed as if references to the Company and to the Shares were references to the Acquiring Company or, as the case may be, to the other company to whose shares the New Options relate, and to the shares in that other company, but reference to Participating Company shall continue to be construed as if references to the Company were references to Trikon Technologies, Inc.

               7.5 If the Company passes a resolution for voluntary winding up, any Subsisting Option may be exercised within six months of the passing of the resolution.

               7.6 For the purposes of this Rule 7, other than Rule 7.4, a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

               7.7 The exercise of an Option pursuant to the preceding provisions of this Rule 7 shall be subject to the provisions of the Rule 9 below.

               7.8 Where in accordance with Rule 7.4 Subsisting Options are released and New Options granted the New Options shall not be exercisable in accordance with Rule 7.1, 7.2 and 7.3 above by virtue of the event by reason of which the New Options were granted.

          8.   VARIATION OF SHARE CAPITAL

               In the event of any variation of the share capital of the Company by way of capitalization or rights issue, consolidation, subdivision or reduction of capital or otherwise, the number of Shares subject to any Option and the Subscription Price for each of those Shares shall be adjusted in such manner as the Auditors confirm in writing to be fair and reasonable provided that:

               i) the aggregate amount payable on the exercise of an Option in full is not increased,

               ii) the Subscription Price for a Share is not reduced below its nominal value,

               iii) no adjustment shall be made without the prior approval of the Board of Inland Revenue, and

               iv) following the adjustment the Shares continue to satisfy the conditions specified in paragraphs 10 to 14 inclusive of
                     Schedule 9.

                                      15.

          9.   MANNER OF EXERCISE OF OPTIONS

               9.1 No Option may be exercised by an individual at any time when he is precluded by paragraph 8 of Schedule 9 from participating in the Scheme.

               9.2 No Option may be exercised at any time when the shares which may be thereby acquired do not satisfy the conditions specified in paragraphs 10-14 of Schedule 9.

               9.3 An Option shall be exercised by the Option Holder giving notice to the Company in writing of the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment and the relevant option certificate and shall be effective on the date of its receipt by the Company.

               9.4 Shares shall be allotted and issued or transferred pursuant to a notice of exercise within 30 days of the date of exercise and a definitive share certificate issued to the Option Holder in respect thereof. Save for any rights determined by reference to a date preceding the date of allotment or transfer, such Shares shall rank pari passu with the other shares of the same class in issue at the date of allotment.

               9.5 When an Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Option and a new option certificate shall be issued accordingly by the Company as soon as possible after the partial exercise.

          10.  ADMINISTRATION AND AMENDMENT

               10.1 The Scheme shall be administered by the Board whose decision on all disputes shall be final.

               10.2 The Board may from time to time amend these Rules provided that:

                    i) no amendment may materially affect an Option Holder as regards an Option granted prior to the amendment being made,

                    ii) no amendment may be made which would make the terms on which Options may be granted materially more generous without the prior approval of the Company in general meeting, and

                                      16.

                    iii) no amendment shall have effect until approved by the
                         Board of Inland Revenue.

               10.3 The cost of establishing and operating the Scheme shall be home by the Participating Companies in such proportions as the Board shall determine.

               10.4 The Board may establish a committee consisting of not less than three Board members to whom any or all of its powers in relation to the Scheme may be delegated. The Board may at any time dissolve the Committee, alter its constitution or direct the manner in which it shall act.

               10.5 Any notice or other communication under or in connection with the Scheme may be given by the Company either personally or by post and to the Company either personally or by post to the secretary; items sent by post shall be prepaid and shall be deemed to have been received 72 hours after posting.

               10.6 The Company shall at all times keep available sufficient authorized and unissued Shares or shall otherwise procure that sufficient issued Shares are available for transfer to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the Company to issue unissued Shares.

                                      17.